Exhibit 21

The Hillshire Brands Company - Subsidiaries

Following is a list of active subsidiaries of the registrant. Subsidiaries that are inactive or exist solely to protect business names but do not conduct business have been omitted. The omitted subsidiaries, considered in the aggregate, do not constitute a significant subsidiary.

NAME OF SUBSIDIARY	PLACE OF FORMATION

United States Subsidiaries
GALLO SALAME, INC.	California
AIDELLS SAUSAGE COMPANY, INC.	Delaware
BRYAN FOODS, INC.	Delaware
EGBERT LLC	Delaware
FLAVOR CORP.	Delaware
FLAVOR HOLDINGS, INC.	Delaware
INTERNATIONAL AFFILIATES & INVESTMENT LLC	Delaware
SARA LEE—KIWI HOLDINGS, LLC	Delaware
SARA LEE DIVERSIFIED, LLC	Delaware
SARA LEE FOODS, LLC	Delaware
SARA LEE INTERNATIONAL LLC	Delaware
SARA LEE INTERNATIONAL TM HOLDINGS LLC	Delaware
SARA LEE MEXICANA HOLDINGS INVESTMENT, L.L.C.	Delaware
SARA LEE TM HOLDINGS LLC	Delaware
SARAMAR, L.L.C.	Delaware
SOUTHERN FAMILY FOODS, L.L.C.	Delaware

Foreign Subsidiaries
KITCHENS OF SARA LEE PTY LTD	Australia
CONOPLEX INSURANCE COMPANY LTD.	Bermuda
SARA LEE FOODSERVICE LTD.	Canada